Exhibit 1.A(10)

     Application for Modified Single Premium Variable Life Insurance Policy

THE WRL FREEDOM NAVIGATOR




                                                            Western Reserve Life
                                                           Assurance Co. of Ohio
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APPLICATION FOR
LIFE INSURANCE




                   Western Reserve Life Assurance Co. of Ohio

                               Cedar Rapids, Iowa

6200VL R1198

NOTICE TO PROPOSED INSURED
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Thank you for your application. We appreciate your efforts in completing each part of the application truthfully, accurately, and completely.


Once we receive your application, we will begin an evaluation process called underwriting to determine whether you are eligible for insurance and, if so, the rate you should pay for that insurance. We may find that we are unable to give you the insurance you have applied for or that we are able to give it to you only on a modified basis or at a rate greater than our lowest rate. For example, if you have ever used any kind of tobacco or any other nicotine product, you may not be eligible for our lowest rate. Your application will be our primary source of information; therefore, it must be true, complete, and accurate. You must inform us of a change to any answer in any part of your application before accepting delivery of a policy; in fact, you agree to do so when you sign your application. We may seek information from other sources to help us evaluate the information you give us on your application.
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CONTESTABILITY
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We strongly urge you to review the completed application closely for accuracy.
During the first two policy years, a claim may be denied or your coverage may be rescinded or contested by a lawsuit if the application is incomplete or if it contains false statements, misrepresentations, acts, omissions, or is procured by fraud. If the policy is rescinded or the lawsuit is successful, the policy will be void and coverage will be lost. Any policy that is delivered to you will indicate when and under what circumstances it may be contested. Please be aware that if the application contains false or deceptive statements and you submitted it with the intent to defraud or to facilitate fraud against us, you may also be guilty of insurance fraud.
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REPLACEMENT OF EXISTING COVERAGE
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If you intend to replace existing coverage, tell the agent of your intention and answer "yes" to the replacement question in the application; state law may require the agent to give you information that will help you compare the policy you are applying for with the policy you intend to replace. If you are undecided about keeping existing coverage, indicating an intention to replace existing coverage may help you get the information you need to make a decision. If you do replace existing coverage, the new policy may contain new suicide and contestable periods. The following would be considered replacement; you stop paying premiums for the insurance for which you are applying. State laws define replacement to include other situations. Please ask your agent if you are unsure.
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INSURANCE INFORMATION PRACTICES
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We will rely primarily on information provided by you. We may supplement that information with information from other sources such as medical professionals who have treated you. In some cases, we may ask a consumer reporting agency to collect information and submit an investigative consumer report to us as explained in this Notice under Federal Fair Credit Reporting Act. You may request to be interviewed in connection with the preparation of this report. You have the right to be told about, and to see and copy if you wish, items of personal information about you that appear in our files, including information contained in investigate consumer reports. You also have the right to seek correction of information you believe to be inaccurate. We will send you a more detailed explanation of our information practices if you send us a written request. You may send your request to the Director of Underwriting, P.O. Box 3183, Cedar Rapids, Iowa 52406-3183.
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FAIR CREDIT REPORTING PRE-NOTICE
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A routine investigative consumer report may possibly be made regarding your general reputation, character, mode of living, and personal characteristics.
This information may be obtained through personal interviews with your friends, neighbors and associates. Should you desire additional information on the nature and scope of such a report, you may write the underwriting department, P.O. Box 3183, Cedar Rapids, Iowa 52406-3183. You have the right to request additional information concerning the nature and scope of the investigation to be performed. A summary of your rights is set forth on the attached signature page of the application. To make this request, you must write the Underwriting Department, P.O. Box 3183, Cedar Rapids, Iowa 52406-3183.
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MIB DISCLOSURE NOTICE
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Information regarding your insurability will be treated as confidential. The
Company or its reinsurers may, however, make a brief report to the Medical Information Bureau, a non-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members. If you apply to another Bureau member for life or health insurance coverage, or a claim for benefits is submitted to such a Company, the Bureau, upon request, will supply such company with the information in its file.

Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file. If you question the accuracy of the information in the Bureau's file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act. The address of the Bureau's information office is Post Office Box 105, Essex Station, Boston, Massachusetts 02122, telephone number
(617) 426-3660.

The Company or its reinsurers may also release information in file to other life insurance companies to whom you may apply for life or health insurance or to whom a claim for benefits may be submitted.

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6200VL R1198                                                              Page 2
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APPLICATION FOR LIFE INSURANCE        WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO


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Part I PLAN OF INSURANCE
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Plan of Insurance:                 Premium Amount: $      Face Amount: $
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Part II PRIMARY INSURED INFORMATION
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Name:                      Social Security Number:     Sex: [ ] Male [ ] Female
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Street Address:                     Date of Birth:               Age:
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City:                               Place of Birth (State or County):
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State:              ZIP Code:       Occupation:
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Beneficiary:                   Relationship to Insured:
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Contingent Beneficiary:        Relationship to Insured:
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Will this policy replace or change any existing life insurance or annuity
policy(ies)?                            [ ] Yes    [ ] No
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If yes, indicate policy number(s) and Company names(s)?
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Is this intended to be a 1035 Exchange? [ ] Yes [ ] No
Indicate Exchange amount:
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If this policy will replace an existing policy, complete required replacement forms.

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Part IIA JOINT INSURED INFORMATION
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Name:                      Social Security Number:     Sex: [ ] Male [ ] Female
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Street Address:                     Date of Birth:               Age:
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City:                               Place of Birth (State or County):
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State:              ZIP Code:       Occupation:
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Part III CONTACT INFORMATION
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Insured's Home Telephone           Business Telephone            Fax:
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Preferred Place to call: [ ] Home [ ] Business
Best time to call:       [ ] A.M. [ ] P.M.
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Special Comments:
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Part IV OWNER INFORMATION: (if other than proposed insured)
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Name:
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Street Address:                                        Date of Birth:
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City:                              State:              ZIP Code:
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Relationship To Insured:                Social Security Or Tax ID Number:
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Part V BASIC HEALTH QUESTIONS
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A. Primary Insured:  Height:  Weight:        Joint Insured: Height:   Weight:
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B. Within the last 5 years, has any Proposed Insured been treated for or been told by a member of the medical profession that you had heart disease or circulatory problems, stroke, cancer, diabetes, kidney or liver disorder, lung or respiratory disorder, Alzheimer's Disease, mental or psychiatric disorder, alcohol or drug abuse? If yes, please circle the applicable
   ailment(s).                                                    [ ] Yes [ ] No
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C. Within the last 10 years, has any Proposed Insured been diagnosed by a member of the medical profession as having AIDS (Acquired Immune Deficiency Syndrome), or have you tested positive for HIV (Human Immunodeficiency
   Virus)?                                                        [ ] Yes [ ] No
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D. Within the past 12 months, has any Proposed Insured, smoked cigarettes,
   cigars, pipes or used chewing tobacco?                         [ ] Yes [ ] No
   If "yes", please circle applicable insured:   Primary Insured   Joint Insured
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E. Within the past 12 months, has any Proposed Insured been admitted to a
   hospital or nursing home?                                      [ ] Yes [ ] No
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F. Has any Proposed Insured ever been declined, rated or postponed for insurance or reinstatement of life, accident or sickness insurance or has a policy ever
   been cancelled or renewal refused?                             [ ] Yes [ ] No
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Part VI SPECIAL REQUEST
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If this life insurance cannot be issued, do you want to apply for an annuity
policy?                                                           [ ] Yes [ ] No
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6200VL R1198                                                              Page 3

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MEDICAL QUESTIONNAIRE
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NOTE: QUESTIONS APPLY TO EACH PERSON PROPOSED FOR INSURANCE.
                                                                       YES    NO

   A. To the best of your knowledge, has any Proposed Insured within the last 10 years had or been told by a member of the medical profession that he or she had:
      1. Heart murmur, high blood pressure, chest pain, heart
         attack, stroke, or other disorder of the heart or
         circulatory system? ..........................................[ ]   [ ]

      2. Asthma, Emphysema, Chronic Bronchitis or any other
         Respiratory disorder, colitis, ulcer, or any other
         gastrointestinal disorder; hepatitis, liver or kidney
         disorder? ....................................................[ ]   [ ]

      3. Cancer, tumor, polyp, breast, prostate or any other
         reproductive disorder; or any thyroid or endocrine
         disorder? ....................................................[ ]   [ ]

      4. Brain, mental, nervous or seizure disorder; or any paralysis
         or suicide attempt? ..........................................[ ]   [ ]

      5. Diabetes, sugar, albumin, blood or pus in the urine?..........[ ]   [ ]

   B. To the best of your knowledge has any Proposed Insured within the last 10 years had or been told by a member of the medical
      profession that he or she had: ..................................[ ]   [ ]

      1. Used amphetamines, heroin, cocaine, marijuana or any other illegal or controlled substance except as prescribed by a
         physician? ...................................................[ ]   [ ]

      2. Been on or are now on prescribed medication or diet? .........[ ]   [ ]

      3. Had or been advised to have any hospitalization, surgery or any diagnostic test including, but not limited to,
         electrocardiograms, blood studies, scans, MRI's or other
         test? ........................................................[ ]   [ ]

      4. An examination, treatment, or consultation with a doctor
         other than above? ............................................[ ]   [ ]

      5. Have or have had a parent, brother or sister who has/had
         coronary artery death or disease prior to age 60? ............[ ]   [ ]

      6. Sought or been advised to seek treatment, limit or discontinue
         use of alcohol? ..............................................[ ]   [ ]

   C. To the best of your knowledge have you or any Proposed Insured in the last 10 years:

      1. Ever piloted a plane, helicopter or glider, or have any
         intentions of piloting an aircraft? ..........................[ ]   [ ]

      2. Ever participated in any sport, avocation or hobby such as skin-diving, skydiving, automobile or motorcycle racing,
         mountain climbing, or have you any intention to do so? .......[ ]   [ ]

      3. Has any Proposed Insured had their driver's license restricted,
         revoked, or been cited for a moving violation? ...............[ ]   [ ]
         Give reason, Driver's License Number and Licensed State.

   D. Has any Proposed insured ever been convicted of a misdemeanor or
      felony? .........................................................[ ]   [ ]

   E. Is there an application for life, accident or sickness insurance now pending or contemplated on any proposed insured with this or
      any other company? ..............................................[ ]   [ ]

DETAILS OF "YES" ANSWERS. Include: a. Identity of person, b. Question number,
c. Diagnosis and treatment, d. Results, e. Dates and durations, f. Names and addresses of all attending physicians and medical facilities.





I represent that the above statements and answers are full, complete and true to the best of my knowledge and belief. I also agree that the above Medical Questionnaire is part of the application and as such is subject to all terms and conditions contained in the application.

------------------------------------      --------------------------------------
Date                                      Signature of Proposed Insured


                                          --------------------------------------
                                          Signature of Joint Insured

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6200VL R1198                                                             Page 3A

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Part VII PERSONAL FINANCIAL STATEMENT                       Part VIII ADDITIONAL BENEFITS - PRIMARY INSURED ONLY
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
A) Gross Income Current Yr  $____ ____ ____                 [ ] Asset Rebalancing

B) Gross Income Previous Yr $____ ____ ____                 [ ] Dollar Cost Averaging

C) Net Worth                $____ ____ ____                 [ ] Guaranteed Death Benefit Rider
For over $1 million applied coverage complete
a separate financial questionnaire
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Part IX SUITABILITY FOR VARIABLE LIFE INSURANCE POLICY - COMPLETE FOR ALL VARIABLE PLANS
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A) Have you, the Proposed Insured, and Purchaser, if other than the
   Proposed Insured, received the current Prospectus for the policy?                    [ ] Yes [ ] No
B) DO YOU UNDERSTAND THAT UNDER THE POLICY APPLIED FOR (EXCLUSIVE OF ANY OPTIONAL
   BENEFITS), THE AMOUNT OF DEATH BENEFIT AND THE ENTIRE AMOUNT OF THE POLICY CASH
   VALUE MAY INCREASE OR DECREASE DEPENDING UPON THE INVESTMENT EXPERIENCE?             [ ] Yes [ ] No
C) With this in mind, is the policy in accord with your insurance objectives and your
   anticipated financial needs?                                                         [ ] Yes [ ] No
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Part X TO BE COMPLETED BY APPLICANT/OWNER
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Telephone Transfer Authorization: (See Prospectus for telephone transfer procedures.)
Your policy applied for, if issued, will automatically receive telephone transfer privileges described in the applicable prospectus unless instructions to the contrary are indicated below. These privileges allow you to give the registered representative/agent of record for this policy authority to make telephone transfers and to change the allocation future payments among the Sub-Accounts and the Fixed
Account on your behalf according to your instructions.

     [ ] I do NOT want telephone transfer privileges.

Western Reserve Life will not be liable for complying with telephone instructions it reasonably believes to be authentic, nor for any loss, damage, costs or expenses in acting on such telephone instructions, and Policyowners will bear the risk of any such loss. Western Reserve Life will employ reasonable procedures to confirm that telephone instructions genuine. If Western Reserve Life does not employ such procedures, it may be liable for losses due to unauthorized or fraudulent instructions. Such procedures may include, among others, requiring forms of personal identification prior to acting upon such telephone instruction, providing written confirmation of such transactions to
Policyowners and/or tape recording of telephone transfer request instructions received.
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Part XI ACCOUNT ALLOCATIONS - (FOR VARIABLE PLANS ONLY) MUST EQUAL A WHOLE NUMBER AND TOTAL 100%
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MONEY MARKET             ______%   VALUE EQUITY             ______%   AGGRESSIVE GROWTH        ______%

GROWTH FUND              ______%   US EQUITY                ______%   GROWTH AND INCOME        ______%

EMERGING GROWTH          ______%   REAL ESTATE SECURITIES   ______%   CASE GROWTH              ______%

GLOBAL ACCOUNT           ______%   BOND FUND                ______%   INTERNATIONAL EQUITY     ______%

BALANCED FUND            ______%   THIRD AVENUE VALUE       ______%   FIXED ACCOUNT            ______%

TACTICAL ASSET ALLO.     ______%   STRATEGIC TOTAL RETURN   ______%   OTHER                    ______%
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Part XII INVESTMENT OBJECTIVE
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[ ] Safety of Principal

[ ] Income

[ ] Long-Term Growth

[ ] Trading Profits

[ ] Other

    ____________________________

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
6200VL R1198                                                              Page 4

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TAXPAYER IDENTIFICATION NUMBER STATEMENT
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Taxpayer Identification Number (of) policyowner:________________________________
                                                    Social Security Number or
                                                 Taxpayer Identification Number
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Check the box if you ARE NOT subject to     Check the box if you ARE subject to
backup withholding under the provisions     backup withholding under the
of section 3406(a)(1)(C) of the Internal    provisions of  section 3406(a)(1)(C)
Revenue Code...................[ ]          of the Internal Revenue Code.....[ ]
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The Internal Revenue Service does not require your consent to any provision of this document other than the following certification required to avoid backup withholding.
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Under penalties of perjury, I hereby certify (1) that the Social Security or
Taxpayer I.D. number listed above is correct and (2) that my current status regarding backup withholding is correct.
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I agree that: (1) If the receipt is issued in return for the full first premium, the Company's liability will be as set forth in such receipt. If the receipt has not been issued, the Company shall incur liability under this application only when a policy has been delivered and the full first premium specified in the policy has been paid during the lifetime and continued insurability of the Persons to be insured, as determined by the Company from this application. (2)
No modification may be made to the policy or no right of the Company waived unless agreed to in writing and signed by: (A) The President; (B) The Vice President; or (C) The Secretary of the Company.

The Proposed Insured acknowledges receipt of the MIB Disclosure Notice and Fair Credit Reporting Pre-Notice.

I represent that all the statements and answers in this application are complete and true to the best of my knowledge and belief. I agree that the statements and answers given in this application, and any amendments or application supplements to it will be the basis of any insurance issued.

Unless we have been notified of a community or marital property interest in this policy, we will rely on our good faith belief that no such interest exists and will assume no responsibility for inquiry.

AUTHORIZATION: I hereby authorize any licensed physician, medical practitioner, hospital, clinic or medically related facility, insurance company, the Medical Information Bureau, consumer reporting agency, or other organization, employer, institution or person that has any records or knowledge of me or my health (or of additional insured(s), if included in the coverage applied for), to give to the Company, or its reinsurers, any such information. This includes information about drugs and alcohol and about diagnosis, treatment and prognosis of any physical or mental condition, as well as any other non-medical information. A photographic copy of this authorization shall be as valid as the original. The authorization will be valid from the date signed for a period of two and one half years.

I also hereby authorize the Company to provide its affiliated companies any and all information provided herein and obtained hereafter on me. This authorization shall be valid from the date signed below until affirmatively withdrawn in writing by myself.
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Signed at: (City and State)                            Date:
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Signature of Proposed Primary Insured
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Signature of Owner (if other than Proposed Insured)
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Signature of Proposed Joint Insured
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TO BE COMPLETED BY AGENT
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Do you have reason to believe the policy applied for is to replace or change any existing annuity or insurance owned by the applicant?
[ ] Yes [ ] No (If Yes, include state replacement forms if applicable)
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If yes, indicate policy number(s) and Company name(s):
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Did you give the "MIB Disclosure Notice" to the Proposed Insured? [ ] Yes [ ] No
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Did you comply with all requirements relative to obtaining Informed Consent for
HIV and AIDS testing?    [ ] Not required [ ] Yes [ ] No
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Signature of Agent                      Agent's State License Number:
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Agent's Social Security Number:
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Print Agent's Name:                                 Telephone Number:
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6200VL R1198                                                              Page 5

FRAUD WARNING
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The following states require that insurance applicants (owners) acknowledge a fraud warning statement. If you reside in one of the states listed below, please refer to the applicable fraud warning.

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For applicants (owners)in ARKANSAS, NEW MEXICO AND PENNSYLVANIA
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Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Applicant's Signature                        Date
________________________________________________________________________________

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For applicants (owners) in COLORADO
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It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines denial of insurance, and civil damages. Any insurance company or agent or an insurance company who knowingly provides false, incomplete, or misleading facts or information to the policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

Applicant's Signature                        Date
________________________________________________________________________________

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For applicants (owners) in FLORIDA
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Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony in the third degree.

Applicant's Signature                        Date
________________________________________________________________________________

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For applicants (owners) in KENTUCKY AND OHIO
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Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

Applicant's Signature                        Date
________________________________________________________________________________

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For applicants (owners) in NEW JERSEY
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Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

Applicant's Signature                        Date
________________________________________________________________________________

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For applicants (owners) in VIRGINIA
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Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated state law.

Applicant's Signature                        Date
________________________________________________________________________________



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6200VL R1198                                                              Page 6

CONDITIONAL RECEIPT (DO NOT COMPLETE AND GIVE TO APPLICANT UNLESS PAYMENT
IS MADE)
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CONDITIONS UNDER WHICH THIS PAYMENT SHALL CAUSE CONDITIONAL COVERAGE TO TAKE
EFFECT
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(1) Each and every person proposed for insurance must be insurable and acceptable to the Company under its underwriting rules for the amount, plan and risk classification applied for on the later of: (A) the date of application, or
(B) the date of completion of all medical tests and examinations required by the Company. (2) Any check given for payment must be honored on first presentation. (This receipt and all coverages applied for on the application are void if check or draft received for payment of the initial premium is not honored for payment on its first presentation.)

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AMOUNT OF CONDITIONAL LIFE INSURANCE COVERAGE
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If conditional coverage becomes effective under the terms of this receipt, then the amount of conditional life insurance coverage on any person proposed for insurance is the lesser of: (1) the amount of life insurance applied for on such person, or (2) $300,000 reduced by the amounts payable under all other life insurance or accidental death benefits then in force or pending with the Company.

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WHEN CONDITIONAL COVERAGE BEGINS
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If the conditions listed above are fulfilled, then the amount of conditional coverage specified above shall take effect on the later of (1) the date of the application, or (2) the date of the completion of all medical tests and examinations required by the Company. All conditional coverages for each and every person proposed for insurance will be deemed void if the application contains material misrepresentations or is fraudulently completed. Benefits under this conditional receipt coverage will be denied if any person proposed for insurance commits suicide.

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WHEN CONDITIONAL COVERAGE ENDS
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Conditional coverage shall terminate automatically, without notice, on the earliest of the following dates: (1) the date the Company approves the policy as applied for; (2) 10 days following any counter offer by the Company to offer insurance to any person proposed for insurance under a different plan or at an increased premium or on a different rate class; (3) at the end of the fraction of a year which the payment bears to the premium required to provide one month of insurance coverage in the amount as described above; or (4) at the beginning of the 60th day following the date of this receipt.

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CONDITIONAL RECEIPT
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The Insurance Company has received from ________________________________________
this _____day of _____________, __________________a premium deposit of $________
in connection with an application for life insurance. Unless the conditions stated above this receipt are fulfilled, no conditional coverage shall take effect and this payment will be refunded. All premium checks must be made payable to the Insurance Company indicated above. Do not make checks payable to the agent or leave payee blank.

Date ____________________ Signature of Owner ___________________________________

Date ____________________ Signature of Agent ___________________________________


NOTE: If you do not receive a policy or refund of the amount you paid within 60 days from the date of this receipt please notify:

                   Western Reserve Life Assurance Co. of Ohio

                               Cedar Rapids, Iowa

                     P.O. Box 3183, Cedar Rapids 52406-3183

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6200VL R1198                                                              Page 7

                   Western Reserve Life Assurance Co. of Ohio

                               Cedar Rapids, Iowa

                     P.O. Box 3183, Cedar Rapids 52406-3183